United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

Vita Spirits Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-136981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office 020, Lu Yuan District

Chang Chun, Ji Lin

Chang Chun, China 130062

(Address of principal executive offices with zip code)

139-4303-4459

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported on April 18, 2008, Mr. Garry G. Westbrook and Mr. William C. Deal were appointed to the Board of Directors of the Company.

In addition thereto, on April 28, 2008, Mr. Jianbin Chen resigned as the Company's director and sole officer of the Company and Mr. Garry G. Westbrook was appointed to fill the role of President, Treasurer, and Secretary of the Company. As a result, the Board of Directors now consist solely of Mr. Garry G Westbrook and Mr. William C. Deal. In addition, Mr. Westbrook is now the sole principal officer of the Company.

Garry G. Westbrook has been a leader of the spirits and entertainment industries, having owned and successfully managed numerous full service food and beverage establishments in the South Florida area.  Mr. Westbrook was the supervisor of All Access Event Services where he oversaw hundreds of employees for various concert events at venues throughout the Southeastern United States.

William C. Deal has over twenty five years of managing experience in the hospitality and entertainment industry. From 1997 to 2001, Mr. Deal was the operations manager at Chilli Pepper Nightclub, in Ft. Lauderdale, Florida. Currently, Mr. Deal is the manager of Diamond Entertainment in Pompano Beach, Florida.

There are no family relationships between Mr. Westbrook and Mr. Deal and any of the previous executive officers or directors of the Company. There have been no transactions during the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Westbrook and Mr. Deal had, or will have, a direct or indirect material interest.

Item 8.01 Other Events.

On April 18, 2008, our Board of Directors declared a 15 for 2 forward stock split to our stockholders of record as of April 18, 2008. As a result of the forward stock split, we will have 53,250,000 shares of common stock issued and outstanding as of April 28, 2008, assuming no shares of common stock are issued by us prior to that date. Additionally, the forward stock split shall affect our authorized common stock, and as a result, we will have 75,000,000 shares of $0.001 par value common stock authorized after the 17 for 2 forward stock split takes effect on April 28, 2008.

Contemporaneously with the 15 for 2 forward stock split, we expect the change in the name of the corporation will become effective which will change the name from "Revo Ventures Inc." to "Vita Spirits Corp." (the "Corporate Name Change"). The Board of Directors previously adopted a resolution to change the name of the corporation and the holders of shares representing a majority of our outstanding voting stock have given their written consent to the Corporate Name Change. Under Nevada corporation law and our bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. An Information Statement pertaining thereto has been mailed to stockholders and we will file an Amendment to our Articles of Incorporation (the "Amendment") in order to change our corporate name. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14F promulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least ten (10) calendar days after the mailing of the Information Statement. We expect the Corporate Name Change to be effective on April 28, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Vita Spirits Corp.

Signed: /s/ Garry G. Westbrook

Name: Garry G. Westbrook

Title: President

Date: May 1, 2008